EXHIBIT 99.4

EXHIBIT B


                                                    VOTING AGREEMENT


VOTING  AGREEMENT,  dated as of November 13, 1995,  by  and  among  IMC
Global Inc., a Delaware corporation ("Parent"), on the one hand, and Great American Management and Investment, Inc., in its capacity as stockholder ("Stockholder") of The Vigoro Corporation, a Delaware corporation (the "Company"), on the other hand (this "Agreement");


WHEREAS, concurrently herewith, Parent, Bull Merger Company, a Delaware corporation and wholly owned subsidiary of Parent, and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);


WHEREAS, concurrently herewith, Parent and the Company are entering into a Stock Option Agreement (the "Stock Option Agreement");


WHEREAS, Stockholder is as of the date hereof the beneficial owner of Company Common Shares (collectively, the "Shares");


WHEREAS, approval of the Merger Agreement by the Company's stockholders is a condition to the consummation of the Merger;


WHEREAS, as a condition to its entering into the Merger Agreement, Parent has required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement; and


WHEREAS, Stockholder has been informed that the Board of Directors of the Company has approved the Merger Agreement.


NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


Section 1.  Agreement to Vote, Restrictions on Dispositions, Etc.


a. Stockholder hereby agrees to attend the Company Stockholder Meeting, in person or by proxy, and to vote (or cause to be voted) all Shares, and any other voting securities of the Company, owned by Stockholder whether issued heretofore or hereafter, that such person owns or has the right to vote, for approval and adoption of the Merger Agreement (as amended from time to time) and the Merger, and the transactions contemplated by the Merger Agreement, such agreement to vote to apply also to any adjournment of the Company Stockholder Meeting. Stockholder agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement or the Limited Irrevocable Proxy of even date herewith executed by Stockholder in favor of Parent ("Irrevocable Proxy").


b. Stockholder hereby agrees that, without the prior written consent of Parent, Stockholder shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, any Shares and any other voting securities of the Company that Stockholder owns beneficially or otherwise. Stockholder agrees that Parent may instruct the Company to enter stop transfer orders with the transfer agent(s) and the registrar(s) of the Company Common Shares against the transfer of Shares and any other voting securities of the Company that Stockholder owns beneficially or otherwise. If requested by Parent, Stockholder agrees to surrender to the transfer agent(s) and registrar(s) of the Company Common Shares certificates representing Company Common Shares registered in the name of Stockholder, in exchange for certificates representing Company Common Shares containing a legend to the effect of the following:


The shares represented by this certificate are subject to restrictions on transfer and disposition as set forth in the Voting Agreement dated as of November 13, 1995 among IMC Global Inc., a Delaware corporation, and Great American Management and Investment, Inc. A copy of such agreement may be obtained from the Secretary of the Company.


Upon the termination of this Agreement pursuant to Section 6, Stockholder shall have the right to unilaterally instruct the transfer agent(s) and registrar(s) of the Company Common Shares to deliver to the Stockholder certificates representing Company Common Shares registered in the name of the Stockholder and not bearing the foregoing legend in exchange for certificates representing Company Common Shares registered in the name of the Stockholder and bearing such legend.


c. Stockholder agrees to vote (or cause to be voted) all Shares, and any other voting securities of the Company, owned by Stockholder whether issued heretofore or hereafter, that such person owns or has the right to vote, (i) against any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving the Company or any of its Subsidiaries, securities or assets which is not endorsed in writing by Parent and
(ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.


d. Stockholder agrees not to directly or indirectly solicit, or authorize any person to solicit, any inquiries or proposals from any person other than Parent relating to the merger or consolidation of the Company with any person other than Parent or its Subsidiaries, or the acquisition of the Company's or any of its Subsidiaries' voting securities by, or the direct or indirect acquisition or disposition of a significant amount of assets of the Company or any of its
Subsidiaries otherwise than in the ordinary course of business of the Company or such Subsidiary, from or to any person other than Parent or its Subsidiaries or directly or indirectly enter into or continue any discussions, negotiations or agreements relating to, or vote (or cause to be voted) in favor of, any such transaction. Nothing contained herein shall be construed to limit or otherwise affect any Affiliate or representative of Stockholder who shall serve as a director of the Company from taking any action permitted by Section 4.2 of the Merger Agreement in his or her capacity as such director.


e. Stockholder agrees to promptly notify Parent in writing of the nature and amount of any acquisition by Stockholder after the date hereof of any voting securities of the Company.


Section 2. Securities Act Covenants, Representations and Warranties. Stockholder hereby agrees, represents and warrants to Parent as follows:


a. Stockholder will not make any sale, transfer or other disposition of Parent Common Stock received by Stockholder in the Merger in violation of the Securities Act.


b. Stockholder has been advised that the offering, sale and delivery of shares of Parent Common Stock pursuant to the Merger will be registered under the Securities Act on a registration statement on Form S-4. Stockholder has also been advised, however, that to the extent Stockholder is considered an Affiliate of the Company at the time the Merger Agreement is submitted for a vote of the stockholders of the Company, any public offering or sale by Stockholder of any shares of Parent Common Stock received by Stockholder in the Merger will, under current law, require either (i) the further registration under the Securities Act of any shares of Parent Common Stock to be sold by Stockholder, (ii) compliance with Rule 145 promulgated by the SEC under the Securities Act or (iii) the availability of another exemption from such registration under the Securities Act.


c. Stockholder has read this Agreement and the Merger Agreement and has discussed their requirements to the extent Stockholder believed necessary, with Stockholder's counsel or counsel for the Company.


d. Stockholder understands that stop transfer instructions will be given to Parent's transfer agents with respect to Parent Common Stock and that a legend will be placed on the certificates for the shares of Parent Common Stock issued to Stockholder, or any substitutions therefor, to the extent Stockholder is considered an Affiliate of the Company at the time the Merger Agreement is submitted for a vote of the stockholders of the Company.


Section 3. Additional Representations and Warranties of Stockholder. Stockholder represents and warrants to Parent as follows: Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The Company Common Shares of Stockholder are the only voting securities of the Company owned (beneficially or of record) by Stockholder and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind. Other than the Irrevocable Proxy, Stockholder has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Shares. The execution and delivery of this Agreement by Stockholder does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon it, nor require any consent, notification, regulatory filing or approval or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares owned by Stockholder are bound or affected. Stockholder acknowledges that the restrictions imposed upon it are so imposed only in Stockholder's capacity as a stockholder of the Company.


Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions (including, without limitation, in the case of Stockholder, any amendments to this Agreement which Parent may reasonably request) as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Agreement.


Section 5. Representations and Warranties of Parent. Parent represents and warrants to Stockholder as follows: Each of this Agreement and the Merger Agreement has been approved by the Board of Directors of Parent. Each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer of Parent. Assuming the due authorization, execution and delivery of this Agreement by Stockholder and the Merger Agreement by the Company, each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.


Section 6. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect: (i) upon the close of business on August 14, 1996, if the
Merger  shall  not have been effected by such time, or  (ii)  upon  the earlier termination of the Merger Agreement in accordance with its terms, or (iii) immediately prior to the Company Stockholder Meeting, if Parent has: (a) pursuant to the exercise of the Option (as defined in the Stock Option Agreement), acquired Optioned Shares (as defined in the Stock Option Agreement); provided that, if, prior to the acquisition of Optioned Shares, a record date has been established for the vote of stockholders of the Company with respect to any matter described in paragraph a or b of Section 1, this Agreement shall remain in effect with respect to such vote; and (b) the full legal right and authority to vote all such Optioned Shares at the Company Stockholder Meeting for approval and adoption of the Merger Agreement and the
Merger, and the transactions contemplated by the Merger Agreement. Notwithstanding anything contained in clause (iii) above to the contrary, this Voting Agreement shall not terminate if the Option has been exercised for less than all of the Optioned Shares; provided, however, that from and after any partial exercise of the Option, this Agreement shall relate to the number of Shares equal to (i) the total number of Shares initially subject hereto less (ii) the aggregate number of Optioned Shares as to which the Option shall have been exercised. Upon any termination of this Agreement, except for any rights either party may have in respect of any breach by either party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder. The provisions of Section 1 of this Agreement shall terminate and be of no further force or effect from and after the Effective Time of the Merger.


Section 7. Covenants of Stockholder Not to Enter Into Inconsistent Agreements. Stockholder hereby agrees that, except as contemplated by this Agreement, the Irrevocable Proxy and the Merger Agreement, Stockholder shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.


Section 8.  Miscellaneous.


a. Notices, Etc. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to either party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:


If to Parent:


IMC Global Inc.

2100 Sanders road

Northbrook, Illinois 60062

Attention:  Marshall I. Smith

Facsimile:  708/205-4894


with a copy to:


Sidley & Austin

One First National Plaza

Chicago, Illinois 60603

Attention:  Thomas A. Cole and

Larry A. Barden

Facsimile:  312/853-7036


If to Stockholder:


Great American Management

and Investment, Inc.
                                                                      2
North Riverside Plaza

Suite 600

Chicago, Illinois 60606

Attention:  President

Facsimile:__________




with a copy to:


Altheimer & Gray

10 South Wacker Drive

Chicago, Illinois 60606

Attention: Norman M. Gold

Facsimile: 312/715-4800


or to such other address as such party shall have designated by notice so given to each other party.


b. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Parent and Stockholder.


c. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any transfer of Company Common Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.


d. Entire Agreement. This Agreement (together with the Merger Agreement, the Stock Option Agreement, the Irrevocable Proxy and the Confidentiality Agreements dated July 7, 1995 among Parent, the Company and the Stockholder) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Merger Agreement, the Stock Option Agreement, the Irrevocable Proxy or such Confidentiality Agreements.


e.   Severability.   If any term of this Agreement or  the  application
thereof to either party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.


f. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that either party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.


g. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such party.


h.   No  Waiver.   The failure of either party hereto to  exercise  any
right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.


i. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.


j. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein) provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be in general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.


k. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law.


l. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.


m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.


n.   Expenses.   Each  party shall bear its own  expenses  incurred  in
connection with this Agreement and the transactions contemplated hereby.



IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



IMC GLOBAL INC.



By: /s/ Wendell F. Bueche


Wendell F. Bueche

Chairman and Chief Executive

Officer





GREAT AMERICAN MANAGEMENT

AND INVESTMENT, INC.



By: /s/ Gus J. Athas


Gus J. Athas

Senior Vice President



LIMITED IRREVOCABLE PROXY



The undersigned stockholder of The Vigoro Corporation, a Delaware corporation (the "Company"), hereby irrevocably appoints IMC Global, Inc., a Delaware corporation ("Parent"), the attorney-in-fact and proxy of the undersigned, within the limitations of this Proxy, with respect to shares of Common Stock, $.01 par value per share, of the Company owned of record or beneficially by the undersigned (the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given. This Proxy is irrevocable (to the extent permitted under Delaware law), and coupled with an interest and is granted in consideration of the Company and Parent entering into the Agreement and Plan of Merger dated November 13, 1995 among Parent, Bull Merger Co. and the Company (the "Merger Agreement"). The attorney and proxy named above will be empowered at any time prior to the earliest of (i) the effectiveness of the Merger as defined in the Merger Agreement, (ii) August 14, 1996, (iii) notice from Parent that Parent elects to terminate this Proxy or (iv) the termination of the Voting Agreement (as defined in the Merger Agreement) in accordance with its terms, to exercise all voting and other rights to the extent specified in the succeeding paragraph; provided, however, that, in the event that the number of Shares subject to the Voting Agreement is reduced pursuant to the provisions of Section 6 thereof, then this Proxy shall thereafter be deemed to relate only to such number of Shares then remaining subject to the Voting Agreement. Upon the occurrence of the earliest of the foregoing events described in clauses (i), (ii), (iii) or (iv) above, this Proxy shall expire and be of no further force or effect.


The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto in favor of approval of the Merger Agreement and the Merger at any annual, special or other meeting of the holders of capital stock of the Company and any adjournments thereof
(including, without limitation, the power to execute and deliver written consents with respect to the Shares) or for the purpose of voting against a business combination of the Company or any of its subsidiaries and affiliates with any party other than Parent or any of its subsidiaries and affiliates and may not exercise this Proxy on any other matters. The undersigned stockholder may vote the Shares on all other matters. The undersigned will, upon request, execute and deliver any additional documents deemed by the above-named attorney-in-fact and proxy to be necessary or desirable to effect the limited irrevocable proxy created hereby.




GREAT AMERICAN MANAGEMENT

AND INVESTMENT, INC.



/s/ Gus J. Athas


Company Common Shares

Owned:  4,068,929


                                         Dated: November 13, 1995